Exhibit 10.33

Loan Contract

Contract No.: Pingyin (Shenzhen) Loan (2023) No. (BOBC2023092617318388)

Party A (Borrower): Shenzhen ABGreen Environmental Protection Technology Co., Ltd

Address: Room 6F610, Office Building A, Block A, New paradise Building, Vanke City Community, Bantian Street, Longgang District, Shenzhen, China.

[Corporate applies] Legal representative (person in charge): Tang Baitong

Tel: /

Contact person: Zhang Cuili

Department: /

Position: /

Tel: 13824313138

Email address: /

[For natural person] Type of document: /

Document number: /

Contact number: /

Party B (Lender): Ping An Bank Co. Limited Shenzhen Branch

Residence (Address): No. 1099 Shennan Middle Road, Futian District, Shenzhen, China

Legal representative (person in charge) : Yang Zhiqun

Tel: /

Contact: Department: /

Position: /

Contact number: /

Email address: /

Party A applies for a loan from Party B. Both parties, in accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations, and after consultation and agreement, hereby enter into this Contract. Before confirming the acceptance of this contract, Party A must carefully read and fully understand all the contents of this contract. For the avoidance of doubt, if this contract involves optional items, please put a “√” in the optional items and an “X” in the non-optional items. However, if no “√” or “X” is marked in the “☐”, the content corresponding to the “☐” is regarded as non-optional.

Article 1. Definitions

1.1 Loan principal/Principal: means the principal amount of the loan in RMB actually granted by Party B to Party A under this Contract.

1.2 Online Service Platform: means the online or mobile platforms provided by Party B for Party A to handle the process of submitting loan applications, enquiring about the amount, applying for withdrawals and enquiring about the loan.

1.3 Loan application: an application for a loan from Party A to Party B on an online service platform, or offline personal loan processing center, etc.

Application.

1.4 Receipt account: the bank account used by Party A to receive the funds from Party B for the Loan disbursement.

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1.5 Loan disbursement/Disbursement: Party B disburses the loan to Party A’s collection account after Party A’s loan application is approved by Party B through the online service platform or the offline personal loan processing center.

Article 2. Loan Content and Process

2.1 Loan amount: RMB 4,000,000, four million(in words) yuan.

2.2 Purpose of loan: Purchase of raw materials or commodities. Loan funds shall not be used in any form in securities market, or for equity investment, real estate development, purchase of real estate, repayment of credit card debts, transfer of loans or purchase of financial products, and shall not be used for business activities prohibited or restricted by the People’s Republic of China.

2.3 Loan term: 12 months.

2.4 Loan interest rates:

The interest rate of the loan under this contract is fixed at 5.5% per annum (the “Annual Interest Rate”). The interest rate is based on the latest one year Loan Prime Rate (“LPR”) published by the National Inter-bank Offered Rate Center (“NIBOR”) in September 20, 2023 ■+☐- 205 (bps), and will not be adjusted in accordance with adjustments to the LPR during the term of the loan. The pegging rule for the LPR is one-year LPR for loans with a maturity of less than 5 years, and 5-year LPR for loans with a maturity of 5 years or more.

The annualized interest rate for the loan under this contract is calculated using the simple interest method.

2.5 Our collection account information is as follows:

The actual loan amount, starting and ending dates and loan interest rate and other elements are based on the loan debit note/confirmation of disbursement or other disbursement certificates, which are in the form of, but not limited to, paper and electronic certificates signed by us, transfer certificates unilaterally issued by Party B, disbursement receipts, loan debit notes and other documents, and statements printed from Party B’s website.

Article 3. Repayments

3.1 Repayment of the loan under this contract will be made by net interest repayment.

3.2 Equal repayment method is to repay the principal and interest in equal monthly installments, and the amount of each instalment shall be based on the “Repayment Plan” issued by Party B to Party A.

The amount specified in the repayment plan (available on the Ping An Pocket Banking App) shall prevail. The calculation formula is as follows:

Monthly interest rate of the loan x (1+ monthly interest rate of the loan) Total repayment period

Debt service per installment = ———————————————————————— x amount borrowed

(1 + monthly loan interest rate) Total number of repayment installments - 1

Monthly interest rate = annualized interest rate / 12, same below.

3.3 Equal Repayment of Principal Method: Equal monthly installments of principal and declining interest, with each installment based on the amount stated in the Repayment Plan issued by Party B to Party A (available on Ping An Pocket Banking App). The calculation formula is as follows:

loan principal

Repayment amount per installment = —————— + (Loan principal - Accumulated principal repayment amount) x Monthly interest rate

Total repayment installments

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3,4 Party A shall make repayment on the repayment date set out in the Repayment Plan. Party A shall deposit the full amount of principal and interest repayment in the collection account agreed in this Contract before the repayment date (excluding the repayment date). If Party B is unable to debit the repayment amount on time due to insufficient deposit, it shall be regarded as Party A’s failure to repay the loan on time, and Party A shall bear the default liability for the failure to repay the loan on time in accordance with the agreement of this Contract.

3.5 Party A hereby irrevocably authorizes and agrees that Party B may debit the Collection Account with Ping An Bank Ltd Headquarter and any accounts with its branches on the Repayment Date and at any time thereafter to collect the principal and interest of the loan payable under this contract, penalty interest, compound interest, default penalty and other related charges, and Party A shall bear all the risks and losses arising therefrom, and Party B shall have nothing to do with it. Party B’s withholding of repayment is carried out in accordance with the order of previous period first and then the current period. If the loan is overdue for less than 90 days (including 90 days), the order of repayment of loan principal, interest and fees shall be as follows: (1) fees; (2) compound interest; (3) interest (including penalty interest); (4) principal. If the loan is overdue for more than 90 days, the order of repayment of principal, interest and fees is: (1) fees; (2) principal; (3) interest (including penalty interest); and (4) compound interest.

3.6 If Party A needs to make early repayment, it should apply to Party B, and the early repayment can be made only after Party B agrees. No early repayment penalty will be charged for operation purpose.

3.7 The monthly repayment date of the loan under this contract is fixed, and the monthly repayment date is determined based on the date of disbursement of the first loan.

(1) If the loan disbursement date is between 1st and 20th, the first repayment date shall be the same day of the month following the disbursement date of the loan. That day will be the repayment day for subsequent repayment months.

All are the right day of the month after the date of loan disbursement in the subsequent month.

(2) If the loan disbursement date is from 21st to 28th, the first repayment date shall be the 20th day of the month following the disbursement date of the loan. Each subsequent repayment date other than the last repayment day is the 20th day of each month, and the last repayment date is the expiry date of the loan term for that loan.

(3) If the loan disbursement date is between 29th -31st, the first repayment date shall be the 20th of the month following the disbursement date of the loan. Each subsequent repayment day other than the last repayment day shall be the 20th of every month, and the last repayment date will be the 28th of the month in which the loan is finally due.

Party A should pay attention to the repayment schedule of the loan to prevent delinquency.

3.8 Early repayment is not supported on the same day for loans or withdrawals granted on the same day.

Article 4. Disbursement of the loan

4.1 Party B has the right to examine whether Party A meets Party B’s credit conditions before loan disbursement and decide whether to disburse the loan based on the examination results. If Party B’s credit policy or relevant regulatory requirements do not allow the granting of loans under this contract, Party B has the right not to grant the loans and does not have to bear any default liability.

4.2 Both parties agree that the loan funds under this contract shall be disbursed in the following manner: entrusted payment.

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4.2.1 Entrusted Disbursement, means Party B disburses the Loan Funds through Party A’s account in accordance with Party A’s Loan Application and Disbursement Mandate to Party A’s trading counterparties who are eligible for the agreed purpose.

In the case of fiduciary payment, Party A may request Party B to pay the loan capital if the following payment conditions are met

The loan funds: (1) Party A submits the loan application and authorizes Party B to disburse the loan funds to the specific transaction object; (2) the disbursement object (scope) in accordance with the agreement of this contract.

The fiduciary payment collection account number provided by Party A, the specific collection amount and the order of payment shall be subject to the Payment Authorization Letter.

4.2.2 Self-disbursement means that Party B disburses the loan funds directly to Party A’s collection account in accordance with Party A’s loan application.

Party A shall regularly report or inform Party B of the disbursement of the loan funds, and Party B shall have the right to analyse the loan funds by means of account analysis, voucher checking, presently verify that loan disbursements are in accordance with the agreed purpose by means of on-site surveys, etc.

4.3 The transfer record of the loan granted by Party B to Party A shall be a valid basis for the granting of the loan.

4.4 After the loan is disbursed, Party B will send an SMS disbursement notice to Party A through the mobile phone number reserved by Party A. Such notice shall be deemed to have been delivered once it is issued, and Party A irrevocably authorizes and agrees that Party B may retrieve the relevant SMS sending credentials from the relevant SMS sending platforms and communication carriers. Party B shall not be responsible if Party A fails to receive the SMS notification in time due to communication failure or other factors such as wrong reserved mobile phone number. Party A shall not deny the act of loan disbursement on the ground that it has not received the loan disbursement SMS. After submitting the loan application, Party A shall log in the online service platform to enquire about the loan disbursement status in a timely manner.

4.5 In the event of duplicate loan disbursement to Party A due to factors such as system or network failure of Party A, Party B irrevocably authorize Party A to debit the duplicate lending from its collection account for this loan and any other accounts opened Ping An bank. If Party B is unable to successfully withhold the duplicate disbursement and Party A refuses to return it after communication, Party B will pursue legal recourse, thus the legal consequences arising shall be borne by Party A.

4.6 Party A shall use the loan for the purposes agreed in this Contract. Without the written consent of Party B, Party A shall not use the loan for other purposes. Party A guarantees that it will not use the loan under this contract to engage in illegal activities including but not limited to money laundering, fraud, gambling and other illegal activities in violation of national laws and regulations, and the loan will not be used to invest in stocks, futures, bonds, real estate and other national regulatory authorities prohibit under this contract.

The loan shall not be used for the purpose of investment of equity interests, such as business registration and investment in shares.

4.7 Party B has the right to supervise the use of the loan and the destination of the loan funds, and Party A shall co-operate with the supervision of Party B.

4.8 Prior to the disbursement of the Loan, if Party B is unable to disburse the loan under this contract due to changes in the national macro-control policies, requests from Party B’s supervisory authority to control the credit scale or credit investment destination, and any other reasons not attributable to Party B, Party B has the right to cease disbursement of the loan or to terminate this Contract without assuming any liability for breach of contract, and Party A shall have no objection to this.

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4.9 Party A may apply to Party B for the renewal of the loan without repayment of principal, after Party B’s investigation and approval, Party B has the right to independently decide the elements of the new line of credit (including credit limit, interest rate and term), in respect of the new line of credit, Party A and Party B need to sign a separate contract (the “New Contract”). At the same time, under the credit limit of this contract, Party A no longer enjoys the right to handle specific single credit business.

(1) At the time of signing a new contract, if there is an outstanding loan balance under the credit line under this contract, the newly issued loan under the new line of credit. The amount shall first be used to return the outstanding loan principal under the credit line of this contract, and the remaining interest shall be repaid by Party A with its own funds; if the amount of the credit line is less than the outstanding principal balance of the loan under the credit line of this contract at that time, Party A shall, in respect of the difference, pay the outstanding principal balance of the loan by its own funds. Party A shall deposit the corresponding amount of the aforesaid interest and difference into the repayment account in advance, and hereby authorizes Party B to debit the aforesaid funds from the repayment account in one lump sum in full. After Party A initiates the application for drawdown of the non-repayable loan, Party B will issue a loan to Party A under the new contract in an amount equivalent to the outstanding principal amount of the loan under the new contract for the purpose of settling the principal amount of the loan under the new contract. After settling the principal and interest of the loan under this contract through the aforesaid deduction, Party A can apply for a specific single credit facility under the new contract. For the avoidance of doubt, if Party A fails to deposit the aforesaid interest and the corresponding amount of the difference into the repayment account in full and on time, Party B will not issue any loan under the new contract.

(2) If Party A fails to make up the interest and the corresponding funds for the difference as agreed in the preceding paragraph (1) of this subsection, the new contract cannot be signed and Party B cannot grant loans under the new contract. Under such circumstances, Party A shall promptly repay the principal and interest of the loan due under this contract with its own funds, otherwise it will cause Party A’s outstanding loan principal and interest under this contract to be overdue, and will incur corresponding liabilities.

Article 5 Party A’s Guarantee and Commitment

5.1 If Party A is a non-natural person: Party A is a legally established, validly subsisting and reputable legal person, other economic organization or individual entrepreneur in the jurisdiction in which it is located, with full rights and governmental permits and approvals to engage in the business it is currently engaged in (applicable if Party A is a legal person, other economic organization); and

When Party A is a natural person: Party A has truthfully provided personal and family income, property and other relevant materials requested by Party B, and guarantees that the truthfulness, completeness and accuracy of the documents and information provided; and the use of personal and family income and property as a guarantee of repayment.

5.2 During the loan period, if Party A experiences any deterioration in its economic situation including but not limited to unemployment, bankruptcy of its unit or significant loss of personal property, significant adverse changes in its physical condition, etc. which may affect Party A’s ability to perform this contract, Party B shall be notified in writing within 7 working days from the date of such occurrence or possible occurrence, and Party B shall have the right to decide whether or not to request Party A to provide additional guarantees or to prematurely recover the whole amount of the loan in accordance with the circumstances of the case.

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5.3 Party A shall apply for the loan in person on the online service platform, and any electronic identity verification by Party B shall be deemed to be Party A’s personal application. The electronic information records generated by the above electronic channels shall be regarded as valid certificates within the contract, and Party A shall not deny the borrowing behaviour or the transaction amount on the ground that it has not received the statement or the paper transaction details.

5.4 Party A shall keep the account number, password, mobile phone number, dynamic verification code and other information in a safe place, and keep the communication of mobile phone unimpeded. Party A shall ensure that the environment of mobile phones and personal computers are safe, and shall not disclose the above information to others. For Party A’s mobile phone or computer if Party A finds that there is a risk of fraudulent use of the account number and password, or someone else fraudulently uses Party A’s account number and password to apply for the loan business, Party A shall immediately notify the Party B to request a suspension of the service. Party A shall also understand that it will take a reasonable time for Party B to act on the request. Until then, Party B will not be liable for instructions carried out and/or losses incurred.

5.5 Party A warrants that all information provided to Party B for the Application under this contract is true, accurate, complete, valid and lawful, and does not contain material inaccuracies or omissions of material facts. At the same time, Party A warrants that the information (including but not limited to Party A’s name, document type, document number, telephone number, contact person, contact information, etc.) that Party A has reserved with Party B is true and valid.

Party A shall provide relevant financial statements, account numbers of account opening banks and balance of deposits and loans (if necessary) and check the flow of funds, assets and liabilities, and other relevant information related to the use of loan funds as required by Party B. Party A shall ensure that the documents and information provided are true, complete, lawful and valid, and do not contain any false records, misleading statements or material omissions, and that the financial reports are true, complete, lawful, valid, and do not contain any false records, misleading statements or material omissions, and that the financial reports are true, complete, lawful and valid.

The table is prepared in strict accordance with the Chinese Accounting Standards. (Applicable when arty A is a legal person or other economic organization)

5.6 Party A agrees that Party B has the right to provide Party A’s identity information, contact information and information relating to Party A’s debts under this contract to a third party (including law firms and collection agencies) for the purpose of loan collection and settlement when carrying out collection and debt recovery work, and Party B will urge the said third party to keep the aforesaid information in a proper manner, maintain confidentiality and use the aforesaid information prudently, and shall not use it for any purposes other than commissioning collection and debt recovery. Party B will urge the aforesaid third party to keep the aforesaid information properly, confidentially and prudently, and not to use it for purposes other than commissioning collection and debt recovery, and not to use it for collection and debt recovery in any unlawful manner.

5.7 Party A agrees that, if Party A is late in repaying the loan, or if Party A has evaded, refused to communicate or refused to admit the fact that it owes the loan in bad faith, Party B has the right to record Party A’s information in the credit records of the relevant cooperation partners as well as in the national and local citizen’s credit collection systems, and disclose Party A’s defaulted and dishonored information as well as Party A’s other information to the state judicial organs (public security organs, procuratorial organs, judicial organs, etc.) according to the law, on the premise that it will not violate the relevant legal provisions, (public security organs, procuratorial organs, judicial organs, etc.) in accordance with the law.

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5.8 Party A undertakes to strictly comply with the relevant provisions on anti-money laundering and counter-terrorism financing, and provide relevant information and information upon Party B’s request.

Party B shall provide the required data for anti-money laundering transaction monitoring and reporting, and shall be responsible for the truthfulness, accuracy and completeness of the information and data. Party A is aware of and agrees that Party B shall be responsible for meeting the requirements of the domestic and overseas regulatory authorities at all levels or discovering that Party A is suspected of money laundering, money making and money laundering transactions. In addition, Party A has the right to take the necessary measures related to anti-money laundering and counter-terrorism financing without prior notice to Party A, including but not limited to recovering the loan in advance, unilaterally adjusting the loan quota of Party A (including but not limited to lowering the quota, suspending, freezing and terminating the quota), changing the payment method of the loan under the quota, or stopping the disbursement of the loan funds, and Party A shall bear all the related risks. Party A agrees to assist Party B, at Party B’s request, in any appropriate action and investigation Party B may undertake in accordance with the relevant anti-money laundering and counter-terrorist financing requirements.

5.9 If Party A defaults, is involved in public prosecutor’s or law enforcement case investigation, or our bank has conducted a debt assignment, Party A agrees that Party B will share the following personal information of Party A to the asset protection service support organization that has signed a confidentiality agreement with Party B (Ping An Bank official website is publicized, and Party A can access the official website of Ping An Bank via https://bank.pingan.com/daikuan/assetasset _support_mechanism_pujin.shtml

The service can be used by the public prosecutors, law enforcement agencies, judicial authorities or assignees of claims for the purpose of investigating cases, filing lawsuits, reporting cases to the public security authorities, recovering debts, and transferring claims.

1) Individual’s name, business name, gender, date of birth, type of document, document number, validity period of the document, photocopy of the document

The documents, workplace, education, personal or business-related basic information;

2) Transaction flow, amount owed, amount, billing date, billing address, address of workplace or business premises, composition of debt, repayment record, repayment plan, accounts and debt information;

3) Information about the number of overdue periods, historical overdue grades, and overdue records;

4) The customer’s own mobile phone, home phone, workplace phone, contact information and phone number, my relevant contact information

5) Collection process information such as collection records, work order records, collection process related information

6) Collection scores, complaint labels, and customer characteristic label type information;

7) Information related to Party B’s lawsuits and public security information.

8) Other business-related information.

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Article 6. Default provisions

6.1 The occurrence of any of the following events shall constitute an event of default by Party A under this contract:

(1) Party A defaults in the payment of the principal of the Loan, interest, fees or any other unpaid debts due to Party A, etc.

(2) Party A changes the use of the loan funds without authorization, misappropriates the loan or uses the loan to engage in illegal or unlawful transactions; Party A fails to use the loan funds in the agreed manner or circumvents the agreement on the payment and use of the loan in this contract by providing false information or not providing the information as requested by Party B, or fails to cooperate with the supervision and management of Party A in respect of the use of the loan (including the failure to provide the evidences of the use of the loan, provision of false documents certifying the purpose of the loan, etc.).

(3) Party A is in breach of any obligation agreed to be performed by it under this Contract or in breach of representations, warranties or undertakings made, or expressly has definitely expressed or demonstrated by its own conduct its non-performance of any of its obligations under this contract;

(4) The relevant certificates and documentary materials submitted by Party A to Party B or any statement, warranty and undertaking made by Party A are untrue, inaccurate, incomplete or containing false statements, misleading statements or material omissions;

(5) Party A conceals the true and important situation and does not co-operate with Party B’s investigation, examination and inspection;

(6) Party A or the Guarantor (if any) is in breach of any other contract (including but not limited to credit contract, loan contract or guarantee contract, etc.) with Party B (including any branch of Ping An Bank) and/or other institutions or under any securities of a debt nature issued by Party A or the Guarantor (if any).

(7) The guarantor (if any) guaranteeing the loan hereunder violates the agreement of the guarantee contract (including but not limited to the guarantee contract, etc.) or defaults under the guarantee contract, or the guarantee contract is not in force, is invalid or is canceled, or the registration procedures of the guarantee (if necessary) are not completed as required, or the value of the collateral is significantly reduced, lost or disputed in respect of its ownership, or it is subject to attachment, sequestration, freezing, withholding, lien, auction, etc.; or Seized, seized, frozen, garnished, liened, auctioned, etc.

(8) Party A is negligent in managing and pursuing the claims as they fall due, or dispose of them in a gratuitous, unreasonably low and/or other inappropriate manner to transfer of property or evasion of funds or other evasion of debt, such as dividing up his or her principal property;

(9) Party A makes use of false contracts and arrangements with any third party (including but not limited to its affiliates), including but not limited to discounting or pledging of claims such as bills receivable without real trade background, to obtain funds or credit from Party B or other financial institutions;

(10) Party A transfers property or evades debts through connected transactions or other means; (11) Any change in Party A such as disability, unemployment, relocation, change of job, change of business, etc., which Party B believes has been or can jeopardize the realization of claims under this contract;

(12) Party A dies, is declared dead, is declared missing or is incapable of civil behaviour;

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(13) Party A’s heirs or legatees refuse to perform the repayment of loans for Party A after abandoning the inheritance or bequest or accepting the inheritance or bequest. The obligation to pay the principal and interest (applicable in the case of natural persons).

(14) the deterioration of Party A’s financial condition and the occurrence of significant financial or asset losses (including but not limited to the occurrence of capital losses as a result of its external guarantees) or other financial crisis; or a legal representative or principal manager(if the Guarantor is a legal person) of Party A, the Guarantor, and the Guarantor (if any) is involved in a major lawsuit, arbitration, case or is subject to an administrative penalty or criminal sanction, or Party A is involved in such administrative or criminal investigative proceedings, or has had its principal assets subject to compulsory measures such as seizure, freezing or preservation of property. The performance of its duties or the fulfillment of its obligations under this Contract; or if the guarantor (if it is a legal person or other economic organization) has provided a guarantee to a third party, which has a material adverse effect on its financial status or ability to perform its obligations under this contract; or if the guarantor (if it is a legal person or other economic organization) has undergone any of the following circumstances: demerger, consolidation, major merger, acquisition and reorganization, major asset disposal, capital reduction, closure, shutdown, suspension of production, suspension of business consolidation, liquidation, reorganization, revocation, dissolution, insolvency, or revocation of its business licence;

(15) Any other event that threatens or is likely to threaten the ability to fulfil the obligations under this contract and affects the realization of the claim.

6.2 On the occurrence of any of the above events of default, you shall be entitled to take one or more of the following measures:

(1) Cease or terminate the release of any loan amounts not disbursed under this contract;

(2) Declaring the early maturity of the loan hereunder, early recovery of part or all of the principal and interest of the loan disbursed and demanding cost payment of the realized debt;

(3) Require Party A to provide new security measures recognized by Party B;

(4) The right to debit the principal, interest and/or charges of the Loan (if any) directly from Party A’s account in order to settle all or part of its liabilities under this Contract and/or the Specific Business Contracts (including those liabilities which Party B requests to be settled in advance), without the need to obtain Party A’s prior consent;

(5) Collecting and withholding penalty interest in accordance with the agreement on penalty interest in this contract;

(6) The right to immediately adjust the interest rate of the loan under this contract to 30% above the agreed contractual interest rate.

(7) If Party A fails to return the principal and interest of the loan under this contract in full and on time in any installments, it shall be deemed as overdue, and from the date of overdue, Party B shall charge penalty interest on the overdue amount according to the interest rate agreed in this contract plus 50%; if Party A fails to use the loan in accordance with the agreed purpose, from the date of using the loan in contravention of the agreement of the contract, Party B shall charge penalty interest on the loan according to the interest rate agreed in this contract plus 50%. If the loan is declared to be prematurely matured, Party B shall charge a penalty interest on the entire principal amount of the loan not yet returned by Party A under this contract; if the loan is overdue or misappropriated at the same time, Party B shall charge a penalty interest and compound interest on the heavier penalty;

(8) Interest and penalty interest that cannot be paid on time shall be compounded at the late penalty rate;

(9) Adjust the loan amount, term and interest rate according to the risk profile of the loan;

(10) If Party B asserts subrogation rights against Party A’s debtor in accordance with the law, or requests the court to revoke Party A’s act of abandoning its due claims or transferring property without compensation or at an obviously unreasonably low price, Party A shall provide all the necessary cooperation and assistance, and all costs incurred by Party B shall be borne by Party A;

(11) Take other remedies permitted by law or contractually agreed upon.

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6.3 “Costs for realizing the claim” under this contract refers to the reasonable costs required by Party B to collect the loan principal and interest if Party A fails to repay the loan principal and interest when it is due, including public announcement, notarization, service, appraisal fee, attorney’s fee, litigation fee, investigation and collection of evidence, arbitration fee, travelling fee, appraisal fee, auction fee, property preservation fee, etc. The costs for realizing the claim is a part of Party A’s liability and shall to be borne by Party A.

6.4 Any indulgence, forbearance or delay by Party B in enforcing any of its rights or entitlements under this Contract in respect of any breach or delay by Party A shall not prejudice, affect or restrict any of Party B’s rights and entitlements as a creditor under this Contract and the relevant provisions of the law, nor shall it be deemed to be a licence or sanction by Party B of any breach of this Contract, nor shall it be deemed to be a waiver by Party B of its rights and entitlements under the present Agreement, nor the right to take action for existing or future violations.

6.5 If Party B’s system fails to provide services to Party A due to any of the following circumstances, Party B shall not be liable for any breach of contract or compensation.

Any:

(1) In the event of a failure of telecommunications equipment that prevents the transmission of data;

(2) If Party B’s system is unable to perform its business due to force majeure factors such as typhoons, tsunamis, floods, power outages, wars, or terrorist attacks;

(3) As a result of hacker attacks, technical adjustments or failures in the telecommunication sector or other IT-dependent sectors, enterprises and public institutions, etc. cause of delay or interruption of service.

Article 7. Notification and service of notice

7.1 Our valid address for service is as follows:

Mailing address: Room 6F610, Office Building A, Block A, New Paradise Building, Vanke City Community, Bantian Street, Longgang District, Shenzhen, China.

Addressee: Shenzhen ABGreen Environmental Protection Technology Co., Ltd (Please specify the addressee if Party A is a non-natural person)

Party A’s electronic terminal for receiving legal documents (including litigation documents, arbitration documents and judgement documents, hereinafter the same) served by electronic means.

The addresses are listed below:

Mobile phone: 13824313138

Email:

Party A undertakes and confirms that the electronic terminal addresses listed in this Article are those that have been validly authorized by Party A and are in continuous use by it.

7.2 Party B and its successor party in rights and obligations under this Contract, as well as the people’s court or arbitration institution in the dispute resolution procedure for the service of the person, with A as the person to be served.

7.3 The above address for service of process shall apply to service of process in dispute resolution proceedings relating to or arising out of this contract.

Dispute resolution procedures include proceedings such as preservation, pre-execution, jurisdictional objections, first, second and second instance, retrial, trial supervision, supervisory and enforcement proceedings, as well as stages of arbitration proceedings.

If the legal documents of the people’s court or arbitration institution are served on us at the aforesaid address, we shall recognize them as validly served.

7.4 The deliverer is entitled to serve by post, directly, electronically to an electronic terminal address or in any other manner provided for by law and it has the right to choose one or more methods of delivery. Any method of delivery chosen by the deliverer shall be valid.

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7.5 Criteria for determining the date of service:

(1) If the person serving the legal document serves it by post, the date of service shall be the date when someone at the postal address actually signs for it; in the event that Party A fails to actually receive the mail, such as signing, rejecting or being returned to Party B, the date of return of the mail shall be the date of delivery.

(2) When the deliverer directly serves, the actual delivery shall be the date of service; in the case of no one signing or refusing to accept, the date of service shall be the date on which the deliverer records the situation on the return of service, or the deliverer may take photographs or video recordings of the delivery proceedings and to leave the legal instrument, the date on which it is so left being the date of service.

(3) If the sender uses electronic means of service, the time when the legal document under such electronic means of service reaches the above electronic terminal of Party A’s address system is the date of delivery date.

The electronic service referred to in this Article refers to the service of legal documents by electronic means, including but not limited to telephone, SMS, e-mail, WeChat, QQ and other electronic means. Where a legal document is served by such means, it is served when the service information reaches the specific system of the person to be served. The party serving the legal document or the people’s court or other dispute resolution organ adopts electronic service, it will send the service information or specific operation instruction to the mobile phone number filled in by the person to be served under the Contract, and the Party shall pay attention to checking the text message and logging in the corresponding e-address in a timely manner for checking the pushed legal document. After Party A agrees that the people’s court or arbitration organization can serve the legal documents through electronic service, it can no longer use other means of service.

7.6 Party A undertakes and confirms that any change in any one or more of the mailing addresses or electronic terminal addresses of the above delivery addresses, Party A shall notify Party B and other parties to this contract in writing within 3 days from the date of change, and in the stage of litigation and arbitration, Party A shall also notify the people’s court and arbitration institution in writing at the same time. Party B and other parties to this Contract shall be notified in writing of the change of address of delivery. In the case of the same party, or the people’s court or arbitration institution, it is deemed that no change has been made to the sender who has not received the written notice of change, and the service made by the sender at the address of service prior to the change is valid service.

7.7 We shall be liable for any consequences resulting from inaccurate or incorrect postal or electronic terminal addresses provided by us, or from failure to comply with the written notification obligation after a change in the postal or electronic terminal address.

7.8 The legal effect of this article is independent of this contract and is not affected by changes in the effect of the provisions of this contract as a whole or in part.

Article 8. Additional articles

8.1 Party A agrees to authorize Party B and its superior institutions to query Party A’s personal information and credit information from the basic database of financial credit information for the purpose of loan approval and post-loan management during the stage of Party A’s credit application and during the life of the loan for the purpose of applying for and managing the risk of Party A’s credit business, and Party B shall bear the consequences of any query in excess of the aforesaid authorization as well as the legal responsibility. Party A agrees to authorize Party B and its superior organizations to report Party A’s personal information and credit information, including but not limited to credit information and information that negatively affects the credit status of the subject of the information, to the Financial Credit Information Base Database in accordance with the provisions of the Regulations on the Administration of Credit Recruitment Industry.

8.2 Party B has the right to transfer all or part of its rights and obligations under this contract to a third party on its own initiative and Party A agrees to such transfer. If Party B assign all or part of its rights and obligations under this Contract to a third party, Party A agrees that Party B shall have the right to provide to such third party the personal information provided by Party A under the Loan under this Contract (including name, type of document, number of the document, address, contact information, balance of the principal amount of the Loan and amount of the interest), as well as the documents of the account created under this Contract, and the documents created in the judicial proceedings involved in this Contract. The third party shall be provided with the documents created in the judicial proceedings related to this Contract, so that the third party can exercise its rights as creditor and/or pledgee and fulfil the corresponding obligations.

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8.3 Party A has full capacity to sign and perform this Contract, and the signing of this Contract is a true expression of Party A’s intent.

8.4 Party B draws Party A’s attention in particular to the clauses which exclude or limit Party B’s liability and which unilaterally give Party B certain rights and which increase Party A’s obligations or exclude or limit its rights, and both parties understand the terms and conditions of this Agreement in full and accept to be bound by them voluntarily.

8.5 Party A and Party B may, by mutual agreement, sign a supplementary agreement on the outstanding matters and changes in this Contract. The supplementary agreement, the personal loan confirmation letter, transaction records, loan application form and other relevant documents and information under this Contract are inseparable parts of this Contract and have the same legal effect as this Contract.

8.6 This Contract shall, for whatever reason, be legally invalid or partially invalid, provided that Party B has granted credit to Party A, if Party A has not re-payed the full amount of the Loan, Party B shall have a claim against Party A in respect of the Loan and may immediately recover from Party A all the principal and interest of the Loan and all other related expenses under this Contract.

8.7 References to “expiry” or “expiry” of the term under this Contract include natural expiry as well as early expiry as declared by Party A. The term “interest” as used herein shall, unless the context otherwise requires, be deemed to include normal interest, overdue interest, and misappropriation penalty interest, compound interest (if any).

8.8 Special agreement on notarization:

☐Both parties hereby confirm that they have a clear understanding of the relevant laws, regulations, rules and normative documents on the meaning, content, procedure and effect of enforcement notarization, and that the relationship of rights and obligations in this contract is clear, and that both parties have no doubt about all the rights and obligations stipulated in it, and that they shall apply for the notarization of this contract in accordance with the relevant requirements of notary offices and give it an enforcement effect, and that the cost of enforcement notarization shall be borne by Party B. The cost of notarization shall be borne by Party B.

If Party A fails to perform the debt on time or fully perform the debt, Party B may apply directly to the notary public for a certificate of compulsory execution, and then apply to the people’s court with jurisdiction to execute the debt under this contract without going through litigation. At the same time, At the same time, Party A waives the right to defend against Party B’s direct application for compulsory execution, and voluntarily accepts the compulsory execution by the people’s court.

☑ This contract shall not be subject to enforcement notarization.

8.9 Disputes arising in the course of the performance of this contract shall be resolved by mutual consultation. If the consultation fails, both parties agree to file a lawsuit in the People’s Court of the place of residence of the party B, the place of the billing institution or the Internet Court of such place.

Both parties agree that: (1) if the principal and interest owed is less than 100,000 RMB, small claims procedures shall be applied; (2) if court proceedings are involved, online litigation modes may be chosen, including but not limited to online filing, online service, online evidence exchange, online court hearing, etc. The service address shall apply to all the above modes of service. All of the above modes of service shall apply to the address of service. When one of the parties to this contract selects the online litigation mode, the other party selects this mode by default without further confirmation.

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8.10 This contract shall be governed by the laws of the People’s Republic of China (for the purpose of this contract only, excluding the laws of the Hong Kong Special Administrative Region and the Macao Special Administrative Region, and Laws of the Special Administrative Regions and Taiwan Province of China).

8.11 If Party A has any comments or suggestions on this Contract, Party A may contact us through the customer service hotline (complaint hotline 95511-3.8), the official website (http://bank.pingan.com) “Online Customer Service”, the online customer service of Ping An Pocket Banking App, http://bank.pingan.com. Customer Service”, customer complaint email address callcenter@pingan.com,cn, or Party B’s business outlets for consultation and feedback. After Party B accepts Party A’s questions, it will verify and provide solutions to Party B within the prescribed time limit.

8.12 Manner of signing this contract:

If the contract is signed in paper form by offline, the contract shall come into effect on the date when it is signed (or sealed) by the legal representative (or person in charge, or operator) of both parties or his/her delegated agent and stamped with the official seal/seal of the contract, and the original of this contract shall be executed in two copies, one by Party A, one by Party B, each one has the same legal effect.

If signed online, this contract shall be signed by Party B’s legal representative (person in charge) or proxy and stamped with the official seal/consenting agent. The same as the special seal, Party A by clicking on the Party B’s electronic channel page for “Confirmation”, “Agree”, “Next”, “Submit”. This contract shall come into effect after it is signed by “handing over”, “confirming”, “signing” or any other similar button that expresses Party A’s agreement with the contents of this contract.

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Article 9 Other matters of engagement

No.

The parties hereto hereby irrevocably acknowledge and declare that they have each fully read, understood and agreed to the contents of the foregoing Contract Documents and that you have provided us with the necessary explanations of the material and/or boldfaced terms of the foregoing Contract Documents.

The parties hereby sign the following:

Party A (signed in the case of a natural person):

Party A or its proxy (signature):

Date of signature:

Signature:

Party A (stamped if not a natural person):
Legal representative (person in charge) or proxy (signature):
Date of signature: September 27, 2023
Place of signature: Shenzhen

Party B (Seal): Ping An Bank Co. Ltd
Legal representative (person in charge) or proxy (signature):
Date of signature: September 27, 2023